Exhibit 3.2

BY-LAWS

OF

DiamiR Biosciences Corp

ARTICLE I

Stockholders

1.	Annual Meeting. An annual meeting of the stockholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place on such date, and at such time as the Board of Directors shall each year fix, which date shall be within thirteen months subsequent to the later of the date of incorporation or the last annual meeting of stockholders.

2.	Special Meetings. Special meetings of the stockholders, for any purpose or purposes prescribed in the notice of the meeting, may be called by the Board of Directors, a majority of the shareholders entitled to vote at such meeting or the chief executive officer and shall be held at such place, on such date, and at such time as they or he/she shall fix.

3.	Notice of Meetings. Written notice of the place, date and time of all meetings of the stockholders shall be given, not less than ten days nor more than sixty days before date on which the meeting shall be held, to each stockholder entitled to vote at such meeting, except as otherwise provided herein or required by the General Corporation Law of the State of Delaware or the Articles of Corporation.

When a meeting is adjourned to another place, date or time written notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more that thirty days after the date for which the meeting as originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting any business may be transacted which might have been transacted at the original meeting.

4.	Quorum. At any meeting of the stockholders, the holders of a majority of all of the shares of the stock entitled to vote at the meeting, in person or by proxy, shall constitute a quorum for the purpose of such meeting unless or except to the extent that the presence of a larger number may be required by law.

If a quorum shall fail to attend any meeting, the chairman of the meeting or the holders of a majority of the shares of the stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date or time.

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If a notice of any adjourned special meeting of stockholders is sent to all stockholders entitled to vote thereat, stating that it will be held with those present constituting a quorum, than except as otherwise requires by law, those present at such adjourned meeting shall constitute a quorum, and all matters shall be determined by a majority of the votes cast at such meeting.

5.	Organization. Such person as the Board of Directors may have designated or in the absence of such a person, the highest ranking officer of the Corporation who is present shall call to order any meeting of the stockholders and act as chairman of the meeting. In the absence of the Secretary of the Corporation, the secretary of the meeting shall be such person as the chairman appoints.

6.	Conduct of Business. The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him in order.

7.	Proxies and Voting. At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing filed in accordance with the procedure established for the meeting.

Each stockholder shall have one vote for every share of stock entitled to vote which is registered in his or her name on the record date for the meeting except as otherwise provided herein or required by law.

All voting shall be held by a stock vote. Every stock vote shall be taken by ballots, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting. Every vote taken by ballots shall be counted by an inspector appointed by the chairman of the meeting.

All elections shall be determined by a plurality of the votes cast, and except as otherwise required by law, all other matters shall be determined by a majority.

8.	List of Stockholders. A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in his/her name, shall be open to the examination of any such stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not specified, at the place where the meeting is to be held.

The list of stockholders shall be kept at the place of the meeting during the whole time thereof and shall be open to the examination of any such stockholder who is present. This list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

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9.	Action without a Meeting. Any action which may be taken by the vote of the stockholders at an annual or special meeting may be taken without a meeting if authorized by the written consent of stockholders holding at least a majority of the voting power, unless the provisions of the statutes, the Articles of Incorporation or these Bylaws require a greater proportion of voting power to authorize such action in which case such greater proportion of written consents shall be required.

ARTICLE II

Board of Directors

1.	Number and Term of Office. The number of directors who shall constitute the whole board shall not be less than one or more than seven. Each director shall be elected for a term of one year and until his or her successor is elected and qualified, except as otherwise provided herein or required by law. Any decrease in the authorized number of directors shall not become effective until the expiration of the term of the directors then in office unless, at the time of such decrease, there shall be vacancies on the board which are being eliminated by the decrease.

2.	Vacancies. If the office of any director becomes vacant by reason of death, resignation, disqualification, removal or other cause, including those caused by an increase in the number of Directors, a majority of the directors remaining in office, although less than a quorum, or by a sole remaining director, may elect a successor for the unexpired term and until his or her successor is elected and qualified.

3.	Regular Meetings. Regular meetings of the Board of Director shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all directors. A notice of each regular meeting shall not be required.

4.	Special Meetings. Special meetings of the Board of Directors may be called by one-third of the directors then in office or by the chief executive officer and shall be held at such place, on such date and at such time as they or he/she shall fix. Notice of the place, date and time of each such special meeting shall be given to each director by whom it is not waived by mailing written notice not less than three days before the meeting or by electronic transmission of the same not less than 18 hours before the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

5.	Quorum. At any meeting of the Board of Directors, one-third of the total number of the whole board or a sole director shall constitute a quorum for all purposes. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date, or time without further notice or waiver thereof.

6.	Participation in meetings by Telephone Conference. Members of the Board of Directors, or any committee thereof may participate in a meeting of such board or committee by means of telephone conference or similar means of remote communication that enable all persons participating in the meeting to hear each other. Such participation shall constitute presence in person at such meeting.

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7.	Conduct of Business. At any meeting of the Board of Directors, business shall be transacted in such order and manner as the board may from time to time determine, and all matters shall be determine by the vote of a majority of the directors present, except as otherwise provided herein or required by law. Action may be taken by the Board of Directors without a meeting if all members thereof consent thereto in writing and the writing is filed with the minutes of the proceedings of the Board of Directors.

8.	Action without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if a written consent thereto is signed by all members of the Board of Directors, and such written consent is filed with the minutes of proceedings of the Board.

9.	Powers. The Board of Directors may, except as otherwise required by law, exercise all such powers and do all such things as may be exercised or done by the Corporation, including, without limiting the generality of the foregoing, the unqualified power:

(1)	To declare dividends from time to time in accordance with law;

(2)	To purchase or acquire any property, rights or privileges on such terms as it shall determine;

(3)	To authorize the creation, making and issuance, in such form as it may determine of written obligations of any kind, negotiable or non-negotiable, secured, or unsecured, and to do all things necessary in connection therewith;

(4)	To remove any officer of the Corporation with or without cause, and from time to time to devolve the powers and duties of any officer upon any other person;

(5)	To confer upon any officer of the Corporation the power to appoint, remove and suspend subordinate officers and agents;

(6)	To adopt from time to time such stock, option, stock purchase, bonus or other compensation plans for directors, officers and agents of the Corporation and its subsidiaries as it may determine;

(7)	To adopt from time to time such insurance, retirement, and other benefit plans for directors, officers and agents of the Corporation and its subsidiaries as it may determine; and

(8)	To adopt from time to time regulations, not inconsistent with these by-laws, for the management of the Corporation’s business and affairs.

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ARTICLE III

Committees

1.	Committees of the Board of Directors. The Board of Directors, by a vote of a majority of the whole board, may from time to time designate committees of the board, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the board and shall, for those committees and any others provided for herein, elect a director or directors to serve as the member or members, designating, if it desires, other directors as alternative members who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation; but no such committee shall have the power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the bylaws of the Corporation; and, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger. In the absence or disqualification of any member of any committee and any alternate member in his/her place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he/she or they constitute a quorum, may by unanimous vote appoint another member of the Board of directors to act at the meeting in the place of the absent or disqualified member.

2.	Conduct of Business. Each Committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings; one-third of the members shall constitute a quorum unless the committee shall consist of one or two members, in which event one member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing, and the writing is filed with the minutes of the proceedings of such committee.

ARTICLE IV

Officers

1.	Generally. The officers of the Corporation shall consist of the chief executive officer, a president, one or more vice-presidents, a secretary, a treasurer and such other subordinate officers as may from time to time be appointed by the Board of Directors. Officers shall be elected by the Board of Directors. Each officer shall hold his/her office until his/her successor is elected and qualified or until his/her earlier resignation or removal. The Chief Executive Officer shall be a member of the Board of Directors. Any number of offices may be held by the same person.

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2.	Chief Executive Officer.. Subject to the provisions of these by-laws and to the direction of the Board of Directors, the Chief Executive Officer shall have the responsibility for the general management and control of the affairs and business of the Corporation and shall perform all the duties and have all the powers, which are delegated to him/her by the Board of Directors. He/she shall have power to sign all stock certificates, contracts and other instruments of the Corporation which are authorized. He/she shall have general supervision and direction of all of the other officers and agents of the Corporation.

3.	President and Vice Presidents. President and each Vice-President, if any, shall perform such duties as the Board of Directors shall prescribe. In the absence or disabilities of the Chief Executive Officer, the President shall perform the duties and exercise the powers of the Chief Executive Officer.

4.	Treasurer. The Treasurer shall have the custody of all monies and securities of the Corporation and shall keep regular books of account. He/she shall make such disbursements of the funds of the Corporation as are proper and shall render from time to time an account of all such transactions and of the financial conditions of the Corporation.

5.	Secretary. The Secretary shall issue all authorized notices for and shall keep minutes of all meetings of the stockholders and the Board of Directors. He/she shall have charge of the corporate books.

6.	Delegation of Authority. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officer or agents, notwithstanding any provision hereof.

7.	Removal. Any officer of the Corporation may be removed at any time with or without cause by the Board of Directors.

8.	Action with Respect to Securities of other Corporations. Unless otherwise directed by the Board of Directors, the Chief Executive Officer shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of the stockholders of or with respect to any action of stockholders of any other corporation in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporation.

ARTICLE V

Right of Indemnification of Directors, Officers and Others

1.	Right of Indemnification. Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by the Corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. Expenses (including attorneys’ fees) incurred by an officer or director of the Corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this section.

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2.	Non-Exclusivity of Rights. The rights conferred by Sections 1 shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, by-laws, agreements, vote of the stockholders or disinterested directors or otherwise.

3.	Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any such director, officer, employee or agent of the Corporation or any other corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

ARTICLE VI

Stock

1.	Certificates of Stock. Each stockholder shall be entitled to a certificate signed by, or in the name of the Corporation by, the Chief Executive Officer or President, and by the Secretary or assistant secretary, or the Treasurer or an assistant treasurer, certifying the number of shares owned by him/her. Any of or all the signatures on the certificate may be facsimile.

2.	Transfers of Stock. Transfers of stock shall be made only on the books of the Corporation kept at an office of the Corporation upon authorization of the registered holder thereof or by a transfer agent designated to transfer shares of the stock of the Corporation. Except where a certificate is issued in accordance with Section 4 of Article VI of these by-laws, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefor.

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3.	Record Date. The Board of Directors may fix a record date, which shall not be more than 60 nor less than 10 days before the date of any meeting of stockholders or the time for the other actions hereinafter described, as of which there shall be determined the stockholders who are entitled: to notice of or to vote at any meeting of stockholders or any adjournment thereof; to express consent to corporate action in writing without a meeting; to receive payment of any dividend or other distribution or allotment of any rights; or to exercise any rights with respect to any change, conversion or exchange of stock or with respect to any other lawful action.

4.	Lost, Stolen or Destroyed Certificates. In the event of the loss, theft or destruction of any certificate of stock, the Corporation may issue a new certificate of stock in its place, provided that the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative shall provide the Corporation a written indemnification or bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

5.	Regulations. The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board of Directors may establish.

ARTICLE VII

Notices

1.	Notices. Whenever notice is required to be given to any stockholder, director, officer, employee or agent, such requirement shall not be construed to mean personal notice. If mailed, notice is effectively given when deposited in the United States mail, postage prepaid, directed to the stockholder, director, officer, employee or agent at his or her address as it appears on the records of the Corporation. The time when such notice is dispatched shall be the time of the giving of the notice.

2.	Electronic Transmission. Without limiting the manner by which notice otherwise may be given effectively to stockholders, directors, officers, employees or agents, any notice to stockholders, directors, officers, employees or agents given by the Corporation shall be effective if given by a form of electronic transmission consented to by the stockholder, director, officer, employee or agent to whom the notice is given. Any such consent shall be revocable by the stockholder, director, officer, employee or agent by written notice to the Corporation. Any such consent shall be deemed revoked if (1) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent and (2) such inability becomes known to the secretary or an assistant secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. “Electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

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3.	Waivers. A written waiver of any notice, signed by a stockholder, director, officer, employee or agent, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such stockholder, director, officer, employee or agent. Neither the business nor the purpose of any meeting need be specified in such a waiver.

ARTICLE VIII

Compensation of Directors

1.	The directors may be paid their expenses for attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors and/or a stated salary as directors. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed similar reimbursement and compensation for serving on the committees and/or attending committee meetings.

ARTICLE IX

Miscellaneous

1.	Facsimile Signature. In addition to the provisions for the use of facsimile signatures elsewhere specifically authorized in these by-laws, facsimile signatures of any director or officer of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

2.	Corporate Seal. The Board of Directors may provide a suitable seal, containing the name of the Corporation. The secretary of the Corporation shall be in charge of the seal. If and when so directed by the Board of Directors or a committee thereof, a duplicate of the seal may be kept and used by the treasurer or by the assistant secretary or assistant treasurer.

3.	Reliance Upon Books, Reports, and Records. Each director, each member of any committee designated by the Board of Directors, and each officer of the Corporation shall, in performance of his/her duties, be fully protected in relying in good faith upon the books of account or records of the Corporation, including reports made to Corporation by any of its officers, by an independent certified public accountant, or by an appraiser selected with reasonable care.

4.	Fiscal Year. The fiscal year of the Corporation shall be fixed by the Board of Directors.

5.	Time Periods. In applying any provision of these by-laws which require that an act be done during a period of specified number of days prior to an event, calendar days shall be used for determining the period, and the day of the event shall be included.

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6.	Bank Account and Loan Authorization. Resolutions required by the banks and/or other depository and lending institutions which refer to Board of Directors resolutions may be signed by two officers of the Corporation, one of which shall be the Chief Executive Officer or President or President or Vice-President and the other endorsement shall be the Secretary or Treasurer. A copy of such resolution shall be immediately filled in the records and the minute books of the Corporation.

ARTICLE X

Amendments

1.	The Bylaws may be amended by a majority vote of all the stock issued and outstanding and entitled to vote at any annual or special meeting of the stockholders, provided notice of intention to amend shall have been contained in the notice of the meeting.

2.	The Board of Directors by a majority vote of the whole Board at any meeting may amend these Bylaws, including the Bylaws adopted by the stockholders, but the stockholders may from time to time specify particular provisions of the Bylaws which shall not be amended by the Board of Directors or which may require a two thirds vote of the directors.

Certificate: The undersigned, being the duly elected and acting Secretary of DiamiR Biosciences Corp., a Delaware corporation, hereby certifies the foregoing By-laws of such corporation duly adopted by its Board of Directors.

Date: October 1, 2014

DiamiR Biosciences Corp.

Kira S. Sheinerman, Secretary

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